UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 10, 2015

GLOBAL ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-125678	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

96 Park Street, Montclair, NJ		07042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (973) 655-9001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

GEC Organics Corp. (“GECO”) , a subsidiary of Global Ecology Corporation, Symbol; GLEC  has entered into a distribution agreement with Green Vet Organics, Inc. (“GVO”)  for the sale and marketing of its Organic Soil Amendment (OSA1000™).  GVO is a company owned and operated by disabled military veterans and is domiciled at the GEC Organics location in Castleberry Alabama.  Using its own capital, GVO will exclusively distribute the GECO, USDA Certified, Organic Compost and Liquid Compost under the new brand name; ONE™ (One New Earth).  GVO will market GECO products and services in all sectors of the agricultural industry including government managed facilities.  The Agreement will create a strategic partnership between the Companies and GECO will supply the resources to support and manage the increased sales volume generated by GVO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Ecology Corporation
(Registrant)

Date	June 10, 2015

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer